United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 9, 2007

Date of Report

REFLECT SCIENTIFIC, INC.

(Exact name of Registrant as specified in its Charter)

Utah	000-31377	87-0642556
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1270 South 1380 West

Orem, Utah 84058

(Address of Principal Executive Offices)

(801) 226-4100

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 9, 2007, following receipt of comments from the Securities and Exchange Commission related to our accounting for certain acquisitions, management has, upon current review of accounting standards and interpretations, determined to re-value one of our acquisitions in our financial statements.

Upon further review of the JM SciTech, LLC (“JMST”) transaction, there were two separate and distinct acquisitions that had been combined into one disclosure and that the shares of common stock that were issued as part of one of the acquisitions had been overvalued.  Initial notes regarding these two transactions combined them as one transaction; we believe that was in error, based upon the following.  On March 27, 2007, we completed a private placement of shares of our common stock that were “restricted securities” pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D, resulting in 400,000 shares being sold at $0.80 per share.  As previously disclosed in a Form 8-K Current Report dated April 4, 2007, that was filed with the SEC on April 7, 2007, these “restricted securities” were sold for the purpose of raising cash to purchase patents from David Carver.  The offer and sale of these shares was privately negotiated by our President, Kim Boyce, with 11 persons, 40% of the proceeds of which were received from two persons who were currently shareholders of our Company.   In a separate transaction, which also closed on April 4, 2007, we issued 200,000 shares of our common stock that were also “restricted securities” to Julie Martin (majority member) and other minority members of JMST to acquire the JMST product technology and potential customers list.  The 200,000 shares of common stock issued in the JMST acquisition were similar in all respects to the 400,000 shares which had been sold days earlier for cash at $0.80 per share.  Accordingly, management has determined that the common stock issued in the JMST acquisition should have been valued at $0.80 per share, which was the fair value of the common stock at the time of issuance, based on the simultaneous offering of shares to purchase the patents from Mr. Carver.  Further, the patents acquired for cash should be recorded as an asset purchased for $250,000 as these patents do not constitute a business.  Mr. Carver had no interest in JMST whatsoever.  The Letter Agreement with Ms. Martin that is Exhibit 2.3 to the referenced 8-K also supports the fact that these two acquisitions were separate transactions; and they were negotiated separately with Ms. Martin and Mr. Carver; Mr. Carver had licensed his patents to JMST, but not on an exclusive basis. The JMST technology purchase is deemed to be a business and should have been recorded at $160,000, which is below the 20% test contemplated by Item 310 (c)(2) of Regulation S-B.

In the Cryomastor, Inc. acquisition that was completed on June 27, 2006, we used the fair market value of our common stock in valuing that acquisition rather than the $1.00 offering price of the shares of common stock that were also “restricted securities” that we were required to offer and sell to satisfy the $1,000,000 minimum funding requirement of that closing because the shares that were issued in this private offering were offered and sold exclusively through a registered broker/dealer, to its customers, on a discount to market, estimated in our Confidential Private Placement Offering Memorandum dated April 18, 2006, to be approximately 68% of the closing bid price of our common stock on that date, with the shares being offered over a three and one-half month period, commencing April 18, 2006, and ending July 31, 2006.

Management concluded that our initially filed financial statements for the periods from September 30, 2006, through December 31, 2006, should no longer be relied upon because of this change in such financial reporting.  As a result, we have amended our 10-KSB Annual Report for the year ended December 31, 2006, which was filed on May 23, 2007; and our 10-QSB Quarterly Report for the quarter ended September 30, 2006, which was filed on June 11, 2007.

Our President has discussed the above-referenced matters with our independent accountant, HJ & Associates, LLC, and they have concurred with our decision.

In our future filings, we will designate the comparative financial statements for all effected prior periods, as “Restated.”

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Exhibit Description

Exhibit 7 Letter from HJ & Associates, LLC, regarding non-reliance on previously issued financial statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

REFLECT SCIENTIFIC, INC.

Date:	06/11/2007	By:	/s/ Kim Boyce
Kim Boyce
President and Director

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